Exhibit 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the quarterly report on Form 10-Q of Tribune Media Company (the “Company”) for the period ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Chandler Bigelow, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Chandler Bigelow
Chandler Bigelow
Interim Chief Financial Officer
Date: November 10, 2015